UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 29, 2018
(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
591 Redwood Highway, Suite 1150, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 29, 2018, Niccole Stewart was appointed to the position of Chief Accounting Officer of Four Corners Property Trust, Inc. (the “Company”), in which capacity she will serve as the principal accounting officer of the Company, effective immediately. Concurrently with Ms. Stewart's appointment, Gerald Morgan ceased to serve as the Company's principal accounting officer. Mr. Morgan will continue to serve as the Chief Financial Officer of the Company and as its principal financial officer.
Ms. Stewart, aged 35, has served as Controller of the Company since joining the Company in December 2015. Prior to joining the Company, Ms. Stewart served as Director of SEC Reporting and Technical Accounting at Raptor Pharmaceuticals Corp. from July 2014 to November 2015 and Vice President of Technical Accounting and Reporting at Redwood Trust, Inc. from April 2008 to June 2014. Earlier in her career, Ms. Stewart worked as an independent consultant and as an auditor at Deloitte. Ms. Stewart is a Certified Public Accountant in California and holds a Bachelors of Science in Accounting and Business Administration from Chapman University.
There has been no arrangement or understanding between Ms. Stewart and any other person pursuant to which Ms. Stewart was selected to this position. Additionally, Ms. Stewart is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K and has no family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
James L. Brat General Counsel and Secretary
Date: January 29, 2018